The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

800 COMMERCE, INC.

Article II

The principal place of business address:

22053 PALMS WAY
#204
BOCA RATON, FL. 33433

The mailing address of the corporation is:

22053 PALMS WAY
#204
BOCA RATON, FL. 33433

Article III

The purpose for which this corporation is organized is: Ofe;an!Ze:d

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

250000

Article V

The name and Florida street address of the registered agent is:

CORPORATION SERVICE COMPANY
1201 HAYS STREET
TALLAHASSEE, FL. 32301

I certify that I am familiar with and accept the responsibilities of registered agent.

P10000013426
FILED
February 12, 2010
Sec. Of State
nhaney

Registered Agent Signature: ADAM COOPER

Article VI

The name and address of the incorporator is:

B. MICHAEL FRIEDMAN
22053 PALMS WAY
#204
BOCA RATON FL 33433

Incorporator Signature: B. MICHAEL FRIEDMAN

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: DTR
B M FRIEDMAN
22053 PALMS WAY #204
BOCA RATON, FL. 33433

P10000013426

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H11000242533 3)))

H110002425333ABCV

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:

Division of Corporations
Fax Number : (850)617-6380

RESUBMIT

From:

Account Name : CORPORATION SERVICE COMPANY
Account Number : I20000000195
Phone : (850)521-1000
Fax Number : (850)558-1515

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address:

COR AMND/RESTATE/CORRECT OR O/D RESIGN
800 COMMERCE, INC.

Certificate of Status	0
Certified Copy	0
Page Count	04
Estimated Charge	$35.00

Electronic Filing Menu Corporate Filing Menu Help

https://efile.sunbiz.org/scripts/efilcovr.exe 10/10/2011

Amen 10/11/11 TC

11 OCT 10 AM 8:28

October 6, 2011

FLORIDA DEPARTMENT OF STATE
Division of Corporations

800 COMMERCE, INC.
22053 PALMS WAY
#204
BOCA RATON, FL 33433

SUBJECT: 800 COMMERCE, INC.
REF: P10000013426

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

The above listed corporation was administratively dissolved or its certificate of authority was revoked for failure to file its 2011 corporate annual report form. To reinstate, the corporation must submit a completed reinstatement application/annual report and the appropriate fees.

The fees to reinstate the corporation are as follows: $600.00 reinstatement fee, $150.00 filing fee per year for each year the corporation has been dissolved.

Therefore, the total amount due to reinstate the corporation is $750.00. Add an additional $8.75 for each certificate of status requested.

The total amount due includes the 2011 Annual Report and Supplemental Fee.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6957.

Tracy L Lemieux
Regulatory Specialist II

FAX Aud. #: H11000242533
Letter Number: 011A00022993

RECEIVED
11 OCT 10 AM 11: 15
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

11 OCT 10 AM 8:32

Articles of Amendment
to
Articles of Incorporation
of

800 Commerce, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

477 South Rosemary Str
Suite 202
West Palm Beach, Fl. 33401

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent: _______________

New Registered Office Address: _______________
(Florida street address)

_______________, Florida _______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)
For Article IV Shares: The number of shares of stock should be listed as: 100,000.00 Authorized
10,000,000 Perferred and 90,000,000 Common

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: August 5th 2011
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 8/25/11

Signature ______________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael Friedman
(Typed or printed name of person signing)

President
(Title of person signing)